Exhibit 99.1

KFORCE REPORTS FIRST QUARTER 2021 REVENUE OF $363.2 MILLION, UP 10.1% YEAR-OVER-YEAR ON A BILLING DAY BASIS
TECH FLEX REVENUES GREW 3.1% SEQUENTIALLY AND 6.3% YEAR-OVER-YEAR ON A BILLING DAY BASIS
TECH FLEX GROWTH RATE EXPECTED TO ACCELERATE INTO THE MID TO HIGH TEENS YEAR-OVER-YEAR IN THE SECOND QUARTER
EPS OF $0.62, AN INCREASE OF 48% YEAR-OVER-YEAR
TAMPA, FL, May 3, 2021 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the first quarter of 2021.
Quarterly Financial Highlights
•Revenue for the quarter ended March 31, 2021 was $363.2 million, an increase of 1.0% sequentially and 10.1% year-over-year, on a billing day basis.
•Tech Flex revenues increased 3.1% sequentially and 6.3% on a year-over-year billing day basis.
•FA Flex revenue decreased 5.8% sequentially but increased 26.4% year-over-year per billing day, including $24.0 million related to the COVID-19 business.
•Direct Hire revenue of $9.4 million in the quarter ended March 31, 2021 increased 4.7% year-over-year and nearly 1.0% sequentially on a billing day basis.
•Gross profit margin decreased 100 basis points year-over-year in the quarter ended March 31, 2021.
•Operating margin for the quarter ended March 31, 2021 increased 120 basis points year-over-year to 5.4%.
•Income from operations for the quarter ended March 31, 2021 was $13.3 million, or $0.62 per share, versus $9.1 million, or $0.42 per share, in the quarter ended March 31, 2020.
•Operating cash flows for the three months ended March 31, 2021 were $22.4 million versus $3.0 million for the three months ended March 31, 2020.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, said, “I am incredibly proud of the continued outstanding execution by the entire Kforce team in delivering first quarter results that were at the high end of our expectations and improved as the quarter progressed. As I reflect on our strategic decision to focus our business on domestic technology staffing and solutions, it is important to remember that prior to the Great Recession, that market was roughly $20 billion in size and was the third largest staffing market segment behind industrial and clerical staffing. The most recent update from Staffing Industry Analysts (SIA) noted that the domestic technology staffing market was the largest market segment in 2020, with spend of nearly $31 billion. Over the same period, our technology business grew in excess of two times the market rate. Additionally, the technology professional services market, where we see significant opportunity, exceeds $100 billion. The momentum we have built and increasing expectations of demand for technology resources have significantly raised our expectations for the second quarter. Given the strength in our balance sheet and our belief in our future growth prospects, we expect to remain active in repurchasing our stock at current levels.”
Joseph J. Liberatore, President, said, “The momentum across the enterprise accelerated as the quarter progressed and that momentum has continued into April. I am extremely pleased that we delivered the best sequential growth in a first quarter that we have on record and perhaps the best March performance we have ever experienced at Kforce. Given the momentum we have carried into the second quarter and continue to build upon, we expect that revenue growth in our Technology business could meaningfully accelerate to the mid to high teens on a year-over-year billing day basis. This significant above-market growth is compounding our success, as Technology revenues significantly outperformed the market in the depths of the pandemic, only declining 3% in the second quarter of 2020 and 1% for the full year 2020. We are clearly continuing to take market share. I greatly appreciate the trust our clients, consultants and candidates have placed in Kforce and I couldn’t be prouder of our teams’ attitude and efforts executing in a fully remote capacity.”

David M. Kelly, Chief Financial Officer, said, “During the first quarter, we generated approximately $22 million of operating cash flows in a period where revenues continued to expand, and we ended the quarter with net cash of approximately $1.3 million. We expect to continue generating positive operating cash flows in the second quarter and, upon close, will generate additional cash from the $24 million sale of our corporate headquarters. We are performing exceptionally well and are in a strong financial position, which we believe gives us optimal financial flexibility to continue investing in our business and returning capital to our shareholders. We are pleased to announce that our Board of Directors approved a second quarter cash dividend of $0.23 per share, which will be payable on June 25, 2021, to shareholders of record as of the close of business on June 11, 2021.”

Second Quarter 2021 - Guidance
Looking forward to the second quarter of 2021, there will be 64 billing days, which is the same as the second quarter of 2020 and one more than the first quarter of 2021. Revenue per billing day in the first quarter of 2021 was $5.8 million. Current estimates for the second quarter of 2021 are:
•Revenue of $387 million to $397 million
•Earnings per share of $0.87 to $0.95
•Gross profit margin of 28.4% to 28.6%
•Flex gross profit margin of 26.6% to 26.8%
•SG&A expense as a percent of revenue of 20.2% to 20.4%
•Operating margin of 7.7% to 8.1%
•WASO of 21.4 million
•Effective tax rate of 29.5%
Conference Call
On Monday, May 3, 2021, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (https://edge.media-server.com) in the Events & Presentations section.

The replay of the call will be available from 8:00 p.m. E.T., Monday, May 3, 2021 until May 10, 2021 by dialing (855) 859-2056, passcode 2668696 or at http://investor.kforce.com.
About Kforce Inc.
Kforce Inc. is a domestic professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of field offices located throughout the U.S. and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with approximately 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, the expected close and proceeds of the sale of our corporate headquarters, and the Firm's guidance for the second quarter of 2021. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2020, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
Revenue	$363,225	$354,048	$335,208
Direct costs	264,543	253,587	240,684
Gross profit	98,682	100,461	94,524
Selling, general and administrative expenses	78,029	75,099	79,216
Depreciation and amortization	1,202	1,174	1,393
Income from operations	19,451	24,188	13,915
Other expense, net	1,285	1,298	1,381
Income from operations, before income taxes	18,166	22,890	12,534
Income tax expense	4,905	4,605	3,428
Net income	$13,261	$18,285	$9,106

Earnings per share – diluted	$0.62	$0.86	$0.42

Weighted average shares outstanding - diluted	21,361	21,377	21,860
Adjusted EBITDA	$24,059	$28,259	$18,209

Billing days	63	62	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$101,341	$103,486
Trade receivables, net of allowances	244,226	228,373
Prepaid expenses and other current assets	6,904	7,033
Total current assets	352,471	338,892
Fixed assets, net	26,373	26,804
Other assets, net	79,980	77,575
Deferred tax assets, net	9,490	10,738
Goodwill	25,040	25,040
Total assets	$493,354	$479,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$38,382	$35,533
Accrued payroll costs	77,883	65,849
Current portion of operating lease liabilities	4,487	5,520
Income taxes payable	4,622	964
Other current liabilities	198	300
Total current liabilities	125,572	108,166
Long-term debt – credit facility	100,000	100,000
Other long-term liabilities	91,126	90,948
Total liabilities	316,698	299,114
Commitments and contingencies
Stockholders’ equity:
Common stock	726	726
Additional paid-in capital	476,165	472,378
Accumulated other comprehensive loss	(3,437)	(4,423)
Retained earnings	396,849	388,645
Treasury stock, at cost	(693,647)	(677,391)
Total stockholders’ equity	176,656	179,935
Total liabilities and stockholders’ equity	$493,354	$479,049

Kforce Inc.
Key Statistics
(Unaudited)

	Q1 2021	Q4 2020	Q1 2020
Total Firm
Total Revenue (000’s)	$363,225	$354,048	$335,208
GP %	27.2%	28.4%	28.2%
Flex revenue (000’s)	$353,847	$344,884	$326,109
Hours (000's)	5,804	5,697	5,072
Flex GP %	25.2%	26.5%	26.2%
Direct Hire revenue (000’s)	$9,378	$9,164	$9,099
Placements	538	537	610
Average fee	$17,419	$17,065	$14,908
Billing days	63	62	64
Technology
Total Revenue (000’s)	$279,560	$266,843	$266,784
GP %	26.6%	27.4%	27.2%
Flex revenue (000’s)	$274,784	$262,266	$262,569
Hours (000’s)	3,428	3,312	3,410
Flex GP %	25.3%	26.1%	26.0%
Direct Hire revenue (000’s)	$4,776	$4,577	$4,215
Placements	244	232	243
Average fee	$19,559	$19,701	$17,347
Finance and Accounting
Total Revenue (000’s)	$83,665	$87,205	$68,424
GP %	29.2%	31.4%	32.3%
Flex revenue (000’s)	$79,063	$82,618	$63,540
Hours (000’s)	2,376	2,385	1,662
Flex GP %	25.0%	27.5%	27.0%
Direct Hire revenue (000’s)	$4,602	$4,587	$4,884
Placements	294	305	367
Average fee	$15,643	$15,055	$13,294

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Billing Days	63	62	64	64	64
Tech Flex	6.3%	0.8%	(4.2)%	(3.0)%	3.3%
FA Flex	26.4%	26.0%	51.6%	28.7%	(3.4)%
Total Flex	10.2%	5.9%	6.9%	3.4%	1.9%

Kforce Inc.
Supplemental FA Flex Information
(Unaudited)
Kforce secured large contracts to support government-sponsored COVID-19 related initiatives, which materially positively impacted our FA segment and specifically our FA Flex business. These initiatives are possibly shorter-term in nature and likely non-recurring in nature. Given the contribution of the COVID-19 business, we are providing this supplemental information to better understand the performance of our FA Flex business.

	Three Months Ended March 31, 2021
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$79,063	$24,010	$55,053
Hours (000’s)	2,376	849	1,527
Flex GP %	25.0%	23.3%	25.8%

	Three Months Ended December 31, 2020
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$82,618	$28,474	$54,144
Hours (000’s)	2,385	913	1,472
Flex GP %	27.5%	26.9%	27.9%

FA Flex gross profit percentage includes estimates for payroll taxes, benefits and other costs calculated using a consistently applied allocation.
Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows.

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$22,426	$3,005
Capital expenditures	(1,350)	(1,971)
Free cash flow	21,076	1,034
Change in debt	—	35,000
Repurchases of common stock	(16,313)	(19,470)
Cash dividends	(4,786)	(4,293)
Equity method investment	(2,000)	—
Other	(122)	(328)
Change in cash and cash equivalents	$(2,145)	$11,943

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net income	$13,261	$18,285	$9,106
Depreciation and amortization	1,202	1,174	1,393
Stock-based compensation expense	3,403	2,889	2,896
Interest expense, net	797	862	791
Income tax expense	4,905	4,605	3,428
Loss from equity method investment	491	444	595
Adjusted EBITDA	$24,059	$28,259	$18,209